 united states
Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 23, 2020

Cadiz Inc.

(Exact Name of Registrant as Specified in its Charter)
DELAWARE	0-12114	77-0313235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
550 S. Hope Street, Suite 2850 Los Angeles, CA		90071
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (231) 271-1600
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CDZI	The NASDAQ Global Market
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

Today, Cadiz Inc. (the “Company”) reported that the U.S. Bureau of Land Management (“BLM”) has granted to our subsidiary, Cadiz Real Estate LLC, two right-of-way permits that now enable the Company to transport water through an existing 30” buried pipeline asset that crosses over both the State Water Project and the Mojave River Pipeline on its 220-mile route from Cadiz, California to Wheeler Ridge, California (the “Northern Pipeline”).  The first right-of-way was issued pursuant to an assignment of a portion of an existing right-of-way held by El Paso Natural Gas (“EPNG”) and renewed by BLM under the Mineral Leasing Act in October and enables the continued transportation of natural gas.  The second right-of-way was issued under the Federal Land Policy and Management Act and authorizes the conveyance of water over BLM-managed lands.

The Company acquired the Northern Pipeline from EPNG pursuant to agreements originally executed in 2011 with the intention of repurposing idle oil and gas pipeline assets that could diversify water conveyance for the benefit of communities in underserved areas of Kern, Los Angeles and San Bernardino Counties in California.  The Northern Pipeline provides California water purveyors with a unique asset and corresponding opportunity to connect available supplies with rural areas of the State that need it most.

The Company completed the acquisition of a 96-mile segment of the Northern Pipeline from Cadiz to Barstow, California in 2014.  The acquisition of the remaining 124-mile segment of the Northern Pipeline from Barstow to Wheeler Ridge, California was subject to certain conditions precedent including the BLM right-of-way grants noted above.  With these BLM grants, the conditions precedent have been satisfied to finalize the Company’s acquisition of the Northern Pipeline.  As recently reported, the Company’s final payment of $19 million to EPNG is required to be made no later than June 30, 2021 in accordance with the Second Amendment to the Purchase and Sale Agreement.

Any water conveyed through the Northern Pipeline will be in accordance with all applicable local, state and federal law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADIZ INC.

By:	/s/ Stanley E. Speer
Stanley E. Speer
Chief Financial Officer

Date:  December 23, 2020